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                                                                   EXHIBIT 23.01


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated March 7, 1997 on the financial statements of Tudor Fund for Employees L.P. for the year ended December 31, 1996 and to all references to our Firm included in or made a part of this post effective amendment No. 8 to the registration statement of Tudor Fund for Employees L.P. filed on Form S-1 with the Securities and Exchange Commission.


                                                             Arthur Andersen LLP

New York, New York
May 19, 1997


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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  ------------------------------------------


As independent public accountants, we hereby consent to the use of our report dated March 7, 1997 on the financial statements of Second Management LLC for the year ended December 31, 1996 and to all references to our Firm included in or made a part of this post effective amendment No. 8 to the registration statement of Tudor Fund for Employees L.P. filed on Form S-1 with the Securities and Exchange Commission.


                                                             Arthur Andersen LLP


New York, New York
May 19, 1997